Exhibit 10.1

Name of Employee:  ________________________                        No. of Shares:  __________

Exercise Price:   ________

HUDSON UNITED BANCORP
NONQUALIFIED STOCK OPTION AGREEMENT

        Hudson United Bancorp, a New Jersey corporation (the “Company”), this ____ day of __________, _____ (the “Option Date”) hereby grants to _______________ (the “Employee”), an officer or employee of the Company or a subsidiary thereof, pursuant to the Company’s 2002 Stock Option Plan (the “Plan”), an option to purchase shares of the Common Stock, no par value, of the Company (“Common Stock”) in the amount and on the terms and conditions hereinafter set forth.

        Incorporation by Reference of Plan.   The provisions of the Plan, a copy of which is being furnished herewith to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this agreement and the Plan, the terms of the Plan shall govern.

         Grant of Option.   The Company hereby grants to the Employee the option (the “Option”) to purchase all or any part of an aggregate of ___________ shares of Common Stock (“Shares”) on the terms and conditions herein set forth. The Option is a “Nonqualified” Option and is not intended to be an incentive option within the meaning of Section 422 of the Code.

         Purchase Price.   The purchase price of the shares of Common Stock subject to the Option shall be $_________ per share, subject to adjustment as provided in Section 10 below.

Terms of Option.  (a)   Vesting.   This Option shall not be exercisable until the dates shown below:

Percentage of Shares Which May Be Purchased Hereunder	First Date On Which Such Shares May be Purchased	Last Date On Which Such Shares May be Purchased

	1 yr after Option Date	10 yrs after Option Date
	2 yrs after Option Date	10 yrs after Option Date
	3 yrs after Option Date	10 yrs after Option Date
	4 yrs after Option Date	10 yrs after Option Date
	5 yrs after Option Date	10 yrs after Option Date

                 Notwithstanding the foregoing vesting schedule, in the event of a Change in Control (as such term is defined in the Plan), all options granted pursuant hereto shall become immediately exercisable.

                 (b) Final Termination.   Notwithstanding anything to the contrary set forth in Section 4(a), the Option shall no longer be exercisable ten (10) years from the date hereof or such earlier date as is prescribed in the Plan or in this Agreement.

        Restrictions.        This Option is subject to all the terms and conditions set forth in the Plan including, but not limited to, the following:

This Option is not transferable except by will or by the laws of descent and distribution, as provided in Section 6.3 of the Plan;

            This Option may be exercised by the Employee, his estate or beneficiary, or his legal representative, as the case may be, for a period of six (6) months after the Employee dies or becomes Disabled (as such term is defined in the Plan), or until the expiration of the stated term of the Option, whichever period is shorter, as provided in Section 6.2 of the Plan;

            This Option may be exercised by the Employee for a period of sixty (60) days from the date of termination by reason of retirement, voluntary resignation, or dismissal without Cause (as such term is defined in the Plan) or until the expiration of the stated term of the Option, whichever period is shorter, as provided in Section 6.2 of the Plan;

This Option lapses upon the termination of employment if the termination is by the Company or by a subsidiary for Cause, as provided in Section 6.2 of the Plan.

        Exercise.  This Option shall be exercised by notice to the Company, accompanied by full payment in cash or check (or Shares), as set forth in Section 7.2 of the Plan. A sample form to be used in exercising this Option is attached.

        Tax Treatment Upon Exercise.   Generally, the Employee will recognize ordinary income upon the exercise of this Option, the tax on which is subject to withholding and FICA. The foregoing statement of tax consequences is intended only as a generalized statement of current Federal tax law (as in existence on the date of this Agreement) and the Employee should consult his or her tax consultant to determine the specific tax consequences of his or her exercise of this Option at the time of such exercise. The Employee shall deliver to the Company any Federal income tax withholding required by law in connection herewith within 10 days after recognition of the income from exercise of this Option.

        Securities Law Restrictions.   The Company is under no obligation to file a registration statement under the Securities Act of 1933 with respect to the Shares to be received upon exercise of the Option. As provided by Article IX of the Plan, unless a registration statement under the Act has been filed and remains effective with respect to the Shares, the Company shall require that the offer and sale of such Shares be exempt from the registration provisions of the Act. As a condition of such exemption, the Company shall require a representation and undertaking, in form and substance satisfactory to counsel for the Company, that the optionee is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and shall otherwise require such representations and impose such conditions as shall establish to the Company’s satisfaction that the offer and sale of the Shares issuable upon the exercise of the Option will not constitute a violation of the Act or any similar state act affecting the offer and sale. If the Shares are issued in an exempt transaction, the Shares shall bear the following restrictive legend:

“These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

        Restrictions on Transfer.   This Option shall not be transferred (except by will or by the laws of descent and distribution), assigned, pledged, or hypothecated and shall not be subject to execution, attachment, or similar process. In the event the terms of this paragraph are not complied with by the Employee, or if the Option is subject to execution, attachment, or similar process, this Option shall immediately become null and void.

        Anti-Dilution Provisions.   If prior to expiration of the Option there shall occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, liquidation, subscription rights offering, or the like, and as often as the same shall occur, then the kind and number of shares subject to the Option, or the purchase price per share of Common Stock, or both, shall be adjusted by the Compensation Committee in such manner as it may deem equitable, the determination of which shall be binding and conclusive. Failure of the Compensation Committee or Board to provide for any such adjustment shall be conclusive evidence that no adjustment is required.

        Acceptance of Provisions.   The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

        Notices.        All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (a) on the date of receipt in the cases referred to in clause (i) and (b) on the second day after the date of mailing in the cases referred to in clause (ii). All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Employee at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

        Miscellaneous.        This Agreement and the Plan together contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

HUDSON UNITED BANCORP By: —————————————— ——————————————

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FORM FOR EXERCISING NONQUALIFIED STOCK OPTION _________________ , ____ Hudson United Bancorp 1000 MacArthur Boulevard Mahwah, New Jersey 07430 Attn.: Corporate Secretary Gentlemen: I am (check one)

___ an employee of Hudson United Bancorp, Inc. or a subsidiary thereof (the “Company”)

___ a former employee of the Company

___ the designated beneficiary of an employee of the Company and, as such, I am entitled to exercise the option (the “Option”) granted pursuant to the attached Hudson United Bancorp Nonqualified Stock Option Agreement (the “Agreement”).

                 I wish to exercise the Option to acquire _____ shares of Hudson United Bancorp Common Stock (“Shares”) at the exercise price of ________, as set forth in the Agreement. My total payment of _______ is enclosed.

                 (Check one to indicate whether you are paying in:)

___   Cash
___    Check made payable to Hudson United Bancorp
___    Other shares of Hudson United Bancorp Common Stock (to the extent not prohibited by the Agreement)

                 Also enclosed is a check for $_________, representing the withholding tax which I must pay to you in connection with the exercise of the option.

                 If the Shares I acquire hereby have not been registered for sale under the Securities Act of 1933, as amended (which the Company is under no obligation to do), I represent to you that I am acquiring the Shares for investment purposes only and not with a view to distribution and I authorize you to place an appropriate restrictive legend on the certificates representing the Shares.

                 Please make a notation on the Agreement to evidence my exercise of the Option as set forth and return the Agreement (if any Options remain thereunder), along with a certificate representing the shares, to me at the address below.

—————————————— [Name of Employee] —————————————— —————————————— —————————————— (PRINT ADDRESS)

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